EXHIBIT 5.1

WRITER'S DIRECT: (646) 428-3210

E-MAIL: ehl@dhclegal.com

February 10, 2022

Troika Media Group, Inc.
1715 N. Gower Street
Los Angeles, CA  90028

Re:	Troika Media Group, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Troika Media Group, Inc. (the “Company”) in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on this date for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of 12,000,000 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”).  The Shares include 12,000,000 shares issuable upon exercise of stock options, restricted shares, restricted shares units or other stock awards to be granted pursuant to the Troika Media Group, Inc. 2021 Employee, Director and Consultant Equity Incentive Plan (the “2021 Plan”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement.  For purposes of rendering that opinion, we have examined the 2021 Plan, the Registration Statement, the Company’s Amended and Restated Articles of Incorporation, By-Laws, as amended, and the corporate actions of the Company that provide for the adoption of the 2021 Plan, the reservation of the Shares for issuance by the Company thereunder, the corporate actions of the Company that provide for the issuance of such Shares, and such other documents as we have considered necessary or appropriate as a basis for rendering this opinion.  We have not independently investigated or established any of the facts so relied on.  We have also assumed that all of the Shares eligible for issuance under the 2021 Plan following the date hereof will be issued for not less than par value.

Troika Media Group, Inc.
February 10, 2022

In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind, including the assumption of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.  We have not verified any of those assumptions.

Our opinion set forth below is limited to the Corporation Law of the Nevada Revised Statutes of the State of Nevada, including the statutory provisions and all applicable provisions of the Nevada Constitution and the reported judicial decisions interpreting those laws.  We note, however, that we are not licensed to practice law in the State of Nevada.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction.  The foregoing opinions are rendered as of the date of this letter.  We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that with respect to the Shares that have not as of the date hereof been issued under the 2021 Plan, such Shares are duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms of the respective awards granted under and governed by the 2021 Plan and the Registration Statement, will be validly issued, fully paid, and nonassessable.

We are furnishing this opinion letter to you solely in connection with the Registration Statement.  You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent.  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving our consent, we do not hereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

DAVIDOFF HUTCHER & CITRON LLP

By:	/s/ Elliot H. Lutzker
Elliot H. Lutzker, Partner